UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2016

RSP PERMIAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36264	90-1022997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3141 Hood Street, Suite 500

Dallas, Texas 75219

(Address of Principal Executive Offices)

(Zip Code)

(214) 252-2700

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report):

Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 13, 2016, RSP Permian, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., as representative of the underwriters listed in Schedule I thereto (the “Underwriters”), relating to the offer and sale (the “Offering”) of 22,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), by the Company at a price to the public of $39.75 per share ($38.6071875 per share net of underwriting discounts and commissions). Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an aggregate of 3,300,000 additional shares of the Common Stock.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the Underwriters may be required to make in the event of any such liabilities.

The Company received official notice of exercise of the Underwriters’ option to purchase the full 3,300,000 additional shares of Common Stock on October 14, 2016, which is expected to close simultaneously with the Offering on October 19, 2016. Net proceeds received by the Company from the sale of 25,300,000 shares of Common Stock will be approximately $976.8 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. As described in the prospectus supplement, dated October 13, 2016 and filed with the Securities and Exchange Commission on October 17, 2016 (the “Prospectus”), the Company intends to use the net proceeds from this offering to fund the cash portion of the previously announced acquisitions.

As more fully described under the caption “Underwriting” in the Prospectus, the Underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the Company and its affiliates, for which they received or may in the future receive customary fees and expenses.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

A legal opinion related to the shares sold pursuant to the Offering is filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of October 13, 2016, by and between RSP Permian, Inc. and Barclays Capital Inc., as representative of the several underwriters.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSP PERMIAN, INC.

By:	/s/ James E. Mutrie
James E. Mutrie
General Counsel and Vice President

Dated: October 18, 2016

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of October 13, 2016, by and between RSP Permian, Inc. and Barclays Capital Inc., as representative of the several underwriters.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

4